UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2023

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Tice Boulevard, Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Director or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 3, 2023, Mr. Brad Weston resigned from his role as member of the Board of Directors and Chief Executive Officer of Party City Holdco Inc. (the “Company”). Mr. Weston plans to pursue other career opportunities and his resignation is not the result of any dispute or disagreement with the Company. The Board of Directors of the Company and management thank Mr. Weston for his contributions to the Company and wish him well.

In connection with Mr. Weston’s resignation, the Company and Mr. Weston have entered into a Separation Agreement and General Release (the “Separation Agreement”), which provides that Mr. Weston will receive $800,000 on or before December 31, 2023 and includes Mr. Weston’s delivery of a full waiver and release of claims in favor of the Company, and also includes his agreement to certain restrictive covenants relating to non-solicitation, non-disparagement and cooperation.

Further, effective on November 3, 2023, Mr. Sean Thompson, age 49, will assume the role of President and Interim Chief Executive Officer. Mr. Thompson has also been appointed to the Company’s Board of Directors effective as of the same date. Mr. Thompson previously served the Company in various senior roles, including in his current role as President and Chief Commercial Officer since November 2022. Mr. Thompson was previously named Chief Merchandising Officer in November 2019 before being promoted to Executive Vice President and Chief Commercial Officer in September of 2020. Prior to joining the Company, Mr. Thompson served at 7-Eleven, Inc. from 2012 to 2019, where he held several leadership positions of increasing responsibility, including SVP of Merchandising, SVP and Chief Customer Officer, and Vice President, Acquisition Integration. Previously, he served in merchandising and consulting roles with Target Corporation and The Farnsworth Group. Mr. Thompson holds a B.A. in Psychology and an MBA from Indiana University.

Mr. Thompson has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Mr. Thompson had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

In connection with his appointment, the Company and Mr. Thompson entered into an amendment to Mr. Thompson’s employment agreement to reflect his new position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: November 3, 2023	By:	/s/ Ian Heller
Ian Heller
Senior Vice-President, General Counsel and Corporate Secretary